Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Promotes Edward R. “Ted” Grauch to Chief Executive Officer – Retains Role as President

OLD BRIDGE, New Jersey—December 26, 2019—Blonder Tongue Laboratories, Inc. (NYSE American: BDR) (the “Company”) announced that the Company’s Board of Directors has promoted Edward R. “Ted” Grauch to Chief Executive Officer of the Company, effective January 1, 2020. Mr. Grauch will also retain his existing title of President.

Ted will maintain his focus on developing the Company’s product strategy, sales, marketing, and technology activities, while also assuming overall management responsibility for the Company’s day-to-day activities. The heads of each of the Company’s four departments (sales & marketing, engineering, manufacturing and finance) will be reporting directly to Ted.

Ted joined the Company in October 2018 as Chief Operating Officer and served in that role until June 2019, at which time he was promoted to the role of President. During the intervening months since becoming President, Ted and Bob Pallé, the Company’s current CEO, have worked together to develop the transition plan.

Immediately prior to joining Blonder Tongue, Ted served as President of Kaonmedia USA, Inc., the U.S. subsidiary of South Korea-based Kaonmedia Co., Ltd., one of the world’s largest Set-Top and Broadband device manufacturer, where his responsibilities included all management, finance, technology marketing and differentiation, competing within the North American market as a major electronics supplier.

Commenting on Ted’s promotion, Steve Shea, Chairman of the Board, said “Ted’s promotion to Chief Executive Officer is consistent with our succession plan, which anticipated Ted’s assumption of that additional role at the beginning of 2020 and reflects his significant contributions and the Company’s continuing transition into a Tier 1/Tier 2 Service Operator-focused technology company.”

Mr. Grauch commented “Blonder Tongue, which has faced and overcome many challenges over the past several years, has developed the potential to capture market share and grow its business with a number of new products that have been brought to market during 2019. The Company’s NeXgen Gateway product platform and several other key product lines have created a higher level of competitiveness for the Company and will be important and growing revenue producers for the foreseeable future. I am also optimistic regarding additional products that we now have under development, which we plan to introduce during 2020.”

The Company anticipates that Mr. Pallé will assume an ongoing role that will allow the Company to continue to benefit from his significant product knowledge and key customer and supplier relationships. He also will continue to serve on the Board of Directors following this transition.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility for over 50 years. The Company offers U.S. based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2018. (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Robert J. Pallé

Chief Executive Officer
bpalle@blondertongue.com
(732) 679-4000

Ted Grauch
President & Chief Operating Officer
tgrauch@blondertongue.com
(732) 679-4000